                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                       QUIXOTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

            NOTICE AND AGENDA OF THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD WEDNESDAY, NOVEMBER 15, 2000
                              --------------------

TO THE STOCKHOLDERS OF QUIXOTE CORPORATION:

    The Annual Meeting of Stockholders of Quixote Corporation (the "Company") will be held on Wednesday, November 15, 2000, at 10:00 a.m., Central Standard Time, in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 for the following purposes:

    1. To elect two (2) directors to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2003;

    2. To approve an amendment to the Company's 1993 Long-Term Stock Ownership Incentive Plan;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on September 18, 2000, will be entitled to notice of, and to vote at, the meeting.

    Stockholders are encouraged to attend the meeting in person. Whether or not you attend the meeting, your vote is important. As a cost-savings measure and an added convenience for the Company's stockholders, we are offering voting by telephone and the Internet this year. Registered holders and most "street name" holders will find instructions on the enclosed proxy card. We urge you to use either of the electronic voting alternatives available, or sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. No postage is required if mailed in the United States.

    WE APPRECIATE YOUR COOPERATION AND WE THANK YOU.

                                          By order of the Board of Directors,

                                          /s/ Joan R. Riley

                                          JOAN R. RILEY
                                          SECRETARY

Chicago, Illinois
October 4, 2000

                                I M P O R T A N T
      A PROXY STATEMENT AND PROXY CARD ARE SUBMITTED WITH THIS NOTICE. ALL STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND TO VOTE PROMPTLY. STOCKHOLDERS ARE ENCOURAGED TO VOTE THEIR SHARES ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY ANY STOCKHOLDER FOR ANY PURPOSE GERMANE TO THE MEETING DURING ORDINARY BUSINESS HOURS FOR A PERIOD OF TEN DAYS PRIOR TO THE MEETING AT THE PRINCIPAL OFFICES OF THE COMPANY, ONE EAST WACKER DRIVE, 30TH FLOOR, CHICAGO, ILLINOIS.

                                     [LOGO]

                                OCTOBER 4, 2000

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD WEDNESDAY, NOVEMBER 15, 2000

                              --------------------

PROXY SOLICITATION

    This Proxy Statement is furnished to stockholders of Quixote Corporation (the "Company"), on or about October 4, 2000, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders on Wednesday, November 15, 2000, at 10:00 a.m., Central Standard Time, in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, and at any adjournment thereof. The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the Secretary of the Company at its principal office, One East Wacker Drive, Chicago, Illinois 60601, or by attending the Annual Meeting and voting in person, in which case any prior proxy given will be automatically revoked.

    Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder designates how the proxy is to be voted on any business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a stockholder fails to designate how his or her proxy should be voted, the signed proxy will be voted: (1) FOR the election of the nominees named below as Directors; (2) FOR the approval of the amendment of the 1993 Long-Term Stock Ownership Incentive Plan (the "Long-Term Plan"); and
(3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

    The costs of this solicitation will be paid by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, Proxy Card and this Proxy Statement. The officers and employees of the Company and its subsidiaries may solicit proxies personally or by telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to the principals, and the Company will reimburse such persons for their reasonable out-of-pocket expenses. The Company has also retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $7,500 plus reasonable out-of-pocket expenses.

VOTING AT THE ANNUAL MEETING

    Stockholders of record owning the Company's common stock, $.01 2/3 par value ("Common Stock"), at the close of business on September 18, 2000, will be entitled to vote at the Annual Meeting. On that date, 7,359,886 shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote upon each matter presented at the Annual Meeting. The affirmative vote of a majority of all of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the meeting is necessary to approve the amendment of the Long-Term Plan and to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company. The nominees for Director will be elected if they receive the affirmative vote of at least sixty percent of all votes entitled to be cast at this meeting.

    Shares voted as abstentions on any matter (or a "withhold vote for" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the stockholder has abstained. Abstentions and withheld votes have the effect of votes against a matter.

    Pursuant to the New York Stock Exchange rules, brokers who hold shares of Common Stock as nominees will have discretionary authority to vote those shares on the proposals. However, if a broker submits a proxy that indicates the broker does not have discretionary authority (known as "broker non-votes"), such non-votes will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Accordingly, broker non-votes will have the effect of votes against a matter.

    While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders except as already set forth. The enclosed proxy gives discretionary authority to the persons holding those proxies to vote in accordance with their best judgment as to any other business.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, two (2) Directors are to be elected to serve three year terms until the Annual Meeting to be held in 2003 and until their successors are elected and qualified. The Company is soliciting proxies to vote for its nominees, James H. DeVries and Lawrence C. McQuade, as Directors of the Company.

    All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. The Board of Directors currently has no reason to believe that either nominee will be either unwilling or unable to serve as a Director if elected. Proxies given by stockholders cannot be voted for more than two (2) persons. The nominees for Director will be elected if they receive the affirmative vote of at least sixty percent (60%) of all votes entitled to be cast at this meeting.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE.

    The information appearing in this section in regard to age and principal occupation or employment has been furnished to the Company by the respective nominees for Director and by the respective Directors continuing in office. Information relating to the beneficial ownership of the Company's Common Stock by Directors and nominees for Director is set forth in the table on page 19.

                  NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
                                EXPIRING IN 2003

    JAMES H. DEVRIES

    Mr. DeVries, 68, is a business consultant to various companies and since 1969 has served as a Director of the Company. Prior to his retirement from the Company in June 1997, Mr. DeVries served as Executive Vice President, General Counsel and Secretary of the Company, and as Secretary of Energy Absorption Systems, Inc. Mr. DeVries is a former member of the Board of Directors of the Sanford Corporation.

    LAWRENCE C. MCQUADE

    Mr. McQuade, 73, is Chairman of Qualitas International (since 1994). In addition, he serves as a Director of Bunzl P.L.C. (since 1991), of Oxford Analytica, Inc. (since 1988) and is a founding partner of River Capital International L.L.C. Mr. McQuade served as a Director of Eurotech, Ltd. from 1998 to 1999 and as Chairman of the Czech & Slovak American Enterprise Fund from August 1995 to March 1996. Mr. McQuade was Vice Chairman of Prudential Mutual Fund Management, Inc. from 1988 through April 1995. He was Executive Vice President and a Director of W.R. Grace & Co. from 1975 to 1987. In 1967 to 1969 he served as Assistant Secretary, U.S. Department of Commerce. He is a graduate of Yale University, Oxford University (Rhodes Scholar), and Harvard Law School. Mr. McQuade has served as a Director of the Company since February 1992 and is a member of the Audit and Compensation Committees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MR. DEVRIES AND MR. MCQUADE AS DIRECTORS OF THE COMPANY.

                         DIRECTORS CONTINUING IN OFFICE

    WILLIAM G. FOWLER

    Mr. Fowler, 72, is of counsel to the law firm of Van Cott, Bagley, Cornwall & McCarthy of Salt Lake City, Utah. He joined the Board in
January 1973. Mr. Fowler is the Chairman of the Audit and Compensation Committees. His current term as Director expires at the Annual Meeting to be held in 2001.

    ROBERT D. VAN ROIJEN, JR.

    Mr. van Roijen, 61, has been the President of Tox Financial Company, a private investment firm, since 1988. He is also a partner of Patience Partners LLC, a fund manager, and is a director of St. Leonard's Corporation and Security Storage Company. Mr. van Roijen was formerly associated with Control Laser Corporation, serving in various capacities from 1977 to 1987, including as Chairman of the Board and as President and Chief Executive Officer. Mr. van Roijen is a former director of Sonex Research, Inc., AMBAR Corp., Commonwealth Scientific and Applied Digital Technology. Mr. van Roijen has served as a Director of the Company since May 1993 and is a member of the Audit and Compensation Committees. His current term as Director expires at the Annual Meeting to be held in 2001.

    PHILIP E. ROLLHAUS, JR.

    Mr. Rollhaus, 66, is Chairman of the Board and has served in that capacity and as a Director of the Company since it was founded in 1969. Mr. Rollhaus also served since 1969 as Chief Executive Officer of the Company until his retirement from that position on September 30, 1999 and as President of the Company until Mr. Leslie J. Jezuit's election to that office in January 1996. Mr. Rollhaus is Chairman of Energy Absorption Systems, Inc., a wholly-owned subsidiary of the Company. Mr. Rollhaus is a former member of the Board of

Directors of the Keller Graduate School of Management and of DeVry, Inc. His current term as Director expires at the Annual Meeting to be held in 2002.

    LESLIE J. JEZUIT

    Mr. Jezuit, 54, was elected Chief Executive Officer of the Company effective October 1, 1999 and has served as President and Chief Operating Officer of the Company since January 1996. He is also President and Chief Executive Officer and a Director of Energy Absorption Systems, Inc. Mr. Jezuit has served as a Director of the Company since May 1997. Prior to joining the Company, Mr. Jezuit served from 1991 to 1995 as President and Chief Operating Officer of Robertshaw Controls Company, a $500 million manufacturer of HVAC, appliance and pneumatic controls. He also served as Vice President and General Manager of the Cutler-Hammer division of Eaton Corporation (1985-1991); in various positions at Federal Signal Corporation, including Group President and Vice President of Corporate Development (1980-1985); as Vice President of Marketing at Mead Digital Systems (1975-1980); and in various management positions at the Graphic Systems Division of Rockwell International (1968-1975). Mr. Jezuit is a former member of the Board of Directors of Prospectus Plus, Inc. His current term as Director expires at the Annual Meeting to be held in 2002.

AUDIT AND COMPENSATION COMMITTEES

    The Audit Committee consists of three non-employee directors: William G. Fowler, Lawrence C. McQuade and Robert D. van Roijen, Jr. The Audit Committee recommends to the Board the accounting firm to be employed as the Company's independent auditors; consults with the auditors regarding the audit; reviews the auditors' report or proposed report and resulting letter of comments to management; consults with the auditors and management regarding the adequacy of internal controls and performs such other duties as directed by the Board in fulfilling its responsibility for objective oversight of the accounting, auditing and reporting practices of the Company.

    The Compensation Committee of the Board consists of three non-employee directors: William G. Fowler, Lawrence C. McQuade and Robert D. van Roijen, Jr. The Compensation Committee determines adjustments to salaries, bonuses and other forms of compensation (including stock option grants) afforded the executive officers of the Company, and performs such other duties as directed by the Board.

    The Audit and Compensation Committees were formerly the Audit/Compensation Committee and had two meetings during fiscal 2000. The Board of Directors does not have a nominating committee. The Board of Directors as a whole performs the functions normally performed by a nominating committee.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    In fiscal 2000, Directors who were also employees of the Company were paid a fee of $1,000 for each day of scheduled meetings of the Board, plus expenses. Non-employee Directors were paid a fee of $2,000 for each day of scheduled meetings of the Board and the Audit/Compensation Committee, plus traveling and related expenses, and $500 for each telephone conference meeting. There were four scheduled meetings and one telephone conference meeting of the Board in fiscal 2000. The two Audit/Compensation meetings were held on regularly scheduled Board meeting days so Committee members did not receive additional compensation for those meetings.

    Present and future Directors are eligible to receive stock options as granted from time to time by the Board of Directors pursuant to the Company's 1991 Director Stock Option Plan (the "Director Plan"). Options are granted under the Director Plan at 100% of fair market value on the grant date and require continued service as a Director for at least one year from the grant date as a condition of exercise. On August 27, 1999, the Company granted each of the Directors options to purchase 10,000 shares of Common Stock at $13.32 per share and on February 24, 2000, granted each of the Directors options to purchase 13,000 shares at $13.45 per share.

    The Company maintains accidental death and disability insurance coverage in the amount of $500,000 on behalf of each of the non-employee Directors, payable to the designated beneficiary of each Director. The Company paid premiums of $235.00 for each Director to provide such insurance in fiscal 2000.

SUMMARY COMPENSATION TABLE

    The following table summarizes the total compensation earned or paid for services rendered in all capacities during each of the years ended June 30, 2000, 1999 and 1998, by the named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                        LONG-TERM COMPENSATION AWARDS
                                    -------------------------------------------------   -----------------------------------------
                                                                          OTHER         RESTRICTED
                                                                          ANNUAL           STOCK      OPTIONS/      ALL OTHER
                                                SALARY     BONUS     COMPENSATION(1)    AWARD(S)(2)     SARS     COMPENSATION(3)
   NAME AND PRINCIPAL POSITION        YEAR       ($)        ($)            ($)              ($)         (#)            ($)
----------------------------------  --------   --------   --------   ----------------   -----------   --------   ----------------
Philip E. Rollhaus, Jr............    2000     275,000        -0-         55,151              -0-      23,000         50,210
  Chairman, Quixote Corporation       1999     465,000    265,000        163,637          122,700      37,000          6,500
  and Energy Absorption               1998     445,000    240,000        140,213          169,200      60,000          5,000
    Systems, Inc. (4)

Leslie J. Jezuit..................    2000     330,000    277,000         73,370              -0-     103,000          6,750
  President and Chief Executive       1999     310,000    225,000        151,196          110,430      32,000          6,600
    Officer,
  Quixote Corporation and Energy      1998     290,000    210,000        152,515          644,972      54,445          5,000
    Absorption
  Systems, Inc. (5)

Daniel P. Gorey...................    2000     185,000    105,000         35,649              -0-      45,000          6,339
  Vice President, Chief Financial     1999     175,000     90,000        102,873           49,080      18,000          6,437
    Officer
  and Treasurer                       1998     165,000     80,000         89,772           42,300      30,000          5,737

Joan R. Riley.....................    2000     150,000     67,000         27,876              -0-      27,000          6,330
  Vice President, General Counsel     1999     135,000     50,000         43,376           24,540      12,000          6,308
    and
  Secretary                           1998     125,000     45,000         46,117          356,996      18,000          5,495

------------------------------

(1) The amounts disclosed for Messrs. Jezuit, Gorey and Ms. Riley include cash paid under the Quixote Corporation Long-Term Stock Ownership Incentive Plan (the "Long-Term Plan") to cover the federal, state and other taxes arising from the restricted stock issued in the fiscal year to them pursuant to the Long-Term Plan. The amounts disclosed for Messrs. Rollhaus and Jezuit also include compensation of $4,000 paid to them for their services as Directors of the Company. Perquisites and other personal benefits are disclosed for Mr. Rollhaus, which includes an automobile allowance of $20,885 and $18,384 in medical reimbursements under the Company's Exec-U-Care Plan. The aggregate amount of perquisites and other personal benefits for Messrs. Jezuit, Gorey and Ms. Riley did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus reported for each of them and, therefore, is not included.

(2) Restricted stock awards under the retirement provisions of the Long-Term Plan were granted to Mr. Rollhaus in 1993, to Mr. Gorey in 1997 and Mr. Jezuit and Ms. Riley in 1998. The number of shares covered by these restricted stock awards and the number of shares vested, respectively, are as follows: Mr. Rollhaus - 91,530/91,530 shares; Mr. Jezuit - 63,384/17,286 shares; Mr. Gorey - 51,409/11,424 shares; Ms. Riley - 39,161/6,528 shares. The remaining restricted stock covered by the awards granted to Mr. Jezuit, Mr. Gorey and Ms. Riley will be issued in equal annual installments on June 30 of the next eight, fourteen and fifteen years, respectively, subject to the continuation of employment and transferability restrictions described below, and subject to the Company's right to terminate Mr. Jezuit's and Ms. Riley's agreement at any time after July 1, 2003 and, in the case of Mr. Gorey, at any time after July 1, 2002.

    In order to receive an annual issuance of restricted stock, the executive must be employed by the Company or its subsidiaries on the last day of the fiscal year in which such stock issued (except in the case of his death, disability or termination of employment other than for cause). The executive may not sell or transfer any restricted stock received under the Long-Term Plan until the earlier of the date his employment is terminated or the date he reaches retirement age (whether he actually retires at that time or not). Pursuant to the terms of the Long-Term Plan, dividends are paid only on shares of restricted stock issued and delivered to the named Executive.

    The number and value of each employee's aggregate restricted stock holdings, as of June 30, 2000 were as follows: Mr. Jezuit - 17,286/$259,290;
    Mr. Gorey - 11,424/$171,360; Ms. Riley - 6,528/$97,920.

(3) Amounts shown for Messrs. Rollhaus, Jezuit, Gorey and Ms. Riley for fiscal 2000 are matching contributions by the Company under the Company's 401(k) Plan. The amount shown for Mr. Rollhaus includes the Company's matching contribution of $6,235 under the Company's 401(k) Plan and the trade-in value of a Company car transferred to him in the amount of $43,975.

(4) Mr. Rollhaus retired from his position as Chief Executive Officer of the Company on September 30, 1999. Effective October 1, 1999 the Company entered into a new employment agreement with Mr. Rollhaus which was renewed effective July 1, 2000 and provides for payment of an annual salary of $275,000.

(5) Mr. Jezuit was elected Chief Executive Officer of the Company effective October 1, 1999.

STOCK OPTION GRANTS IN FISCAL YEAR 2000

    The following table shows the options granted to the named Executive Officers during fiscal 2000 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named Executive Officers may eventually realize in future dollars under three hypothetical situations: if the price of the Company's Common Stock does not increase, and if the stock gains 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

    The options described in this table have exercise prices equal to the current market value of a share of Common Stock on the date they were granted. Unless the Company's stock price appreciates and the recipient continues to be employed (or serve as a director) until the options vest, the options will have no value.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF STOCK
                                                                                                   PRICE APPRECIATION FOR
                                                             INDIVIDUAL GRANTS                         OPTION TERM(2)
                                               ---------------------------------------------   ------------------------------
                                                          % OF TOTAL
                                                           OPTIONS
                                                          GRANTED TO   EXERCISE
                                               OPTIONS    EMPLOYEES    OR BASE
                                               GRANTED    IN FISCAL     PRICE     EXPIRATION
                    NAME                        (#)(1)       YEAR       ($/SH)       DATE         0%       5%($)      10%($)
---------------------------------------------  --------   ----------   --------   ----------   --------   --------   --------
Philip E. Rollhaus, Jr.......................   10,000        2.6%      13.32      08/27/09       0        83,769    212,286
                                                13,000        3.4%      13.45      02/24/10       0       109,962    278,666

Leslie J. Jezuit.............................   10,000        2.6%      13.32      08/27/09       0        83,769    212,286
                                                13,000        3.4%      13.45      02/24/10       0       109,962    278,666
                                                30,000        7.8%      13.32      08/27/04       0       110,402    243,960
                                                25,000        6.5%      14.91      11/23/04       0       102,984    227,568
                                                25,000        6.5%      13.45      02/24/05       0        92,900    205,284

Daniel P. Gorey..............................   25,000        6.5%      13.32      08/27/04       0        92,002    203,300
                                                20,000        5.2%      13.45      02/24/05       0        74,320    164,227

Joan R. Riley................................   15,000        3.9%      13.32      08/27/04       0        55,201    121,980
                                                12,000        3.1%      13.45      02/24/05       0        44,592     98,536

------------------------------

(1) The options which expire on August 27, 2009 and February 24, 2010 were granted on August 27, 1999 and February 24, 2000 under the Director Plan and the options which expire August 27, 2004, February 24, 2005 and
    November 23, 2004 were granted on the same dates under the Long-Term Plan except that the November option was granted November 23, 1999. All options were granted at the Current Market Price (as defined in the Plans) on such dates. The options become exercisable in one-third installments, beginning one year after grant. All option rights under the Long-Term Plan lapse upon termination of employment except for limited exercise periods. In the event of a change in control of the Company (as defined in the Long-Term Plan and Director Plan), the Plans give each optionee the right, within 30 days of such change in control, to exercise his options, notwithstanding the other provisions of the Plans.

(2) The potential realizable value to all stockholders at the appreciation rates of 0%, 5% and 10% would be $0, $30,620,730 and $67,663,806 (based on shares outstanding at June 30, 2000 and assuming such shares were purchased for $15.00 on June 30, 2000 and held until June 30, 2005).

AGGREGATED OPTION EXERCISES AND OPTION VALUES TABLE

    The following table shows information concerning the exercise of stock options by each of the named Executive Officers during fiscal 2000, and the value of all remaining exercisable and unexercisable options at June 30, 2000, on a pre-tax basis.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                         VALUE OF UNEXERCISED
                                                                           NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                              OPTIONS/SARS AT                OPTIONS/SARS
                                                                                6/30/00(#)                 AT 6/30/00($)(1)
                                     SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
               NAME                  ON EXERCISE(#)         ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  ---------------   --------------   -----------   -------------   -----------   -------------
Philip E. Rollhaus, Jr.............            0                 0        171,333         43,500        885,031         94,555
Leslie J. Jezuit...................       38,400          $287,000        104,712        126,333        670,444        201,616
Daniel P. Gorey....................       17,000          $125,370         30,000         58,000        170,480        113,380
Joan R. Riley......................        5,000          $ 46,250         32,000         35,000        204,465         66,280

------------------------------

(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ-NMS on June 30, 2000 ($15.00).

EMPLOYMENT AGREEMENTS AND TERMINATION BENEFITS

    The Company had an employment agreement with Philip E. Rollhaus, Jr. during fiscal year 2000, which expired June 30, 2000. In addition to providing for the payment of a base annual salary of $275,000 and other employee benefits, the employment agreement provides for special separation pay and benefits in the event of termination of his employment under certain circumstances. Effective July 1, 2000, the Company extended the term of the Agreement to June 30, 2001. The Company also has an employment letter agreement with Leslie J. Jezuit which provides for the payment of one year's base salary, payable monthly, if his employment is terminated for any reason other than cause.

    The Company also has a change of control agreement with each of Philip E. Rollhaus, Jr., Leslie J. Jezuit, Daniel P. Gorey and Joan R. Riley that were entered into as of December 1, 1997 (the "Change of Control Agreements"). The Board of Directors believes that the Change of Control Agreements assure fair treatment of the Executive Officers in relation to their careers with the Company by assuring them of some financial security. The Agreements also protect the stockholders by encouraging the Executive Officers to continue to devote their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of the Company. The Change of Control Agreements provide if, within three (3) years after a change of control of the Company, the employment of the executive is terminated other than (i) by death or disability, (ii) by the Company or employing subsidiary for cause, or (iii) by the executive's voluntary resignation not constituting a constructive termination as defined in the Agreement, the Company will pay the executive a separation payment equal to 300% of the sum of his base salary and average yearly bonus payment for the last two years. The Agreements define a "change of control" as a change in the stock ownership of a magnitude which requires the filing of reports under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"). For the purposes of the Agreements, a "change of control" shall be deemed to have occurred if any of the following occur: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) if during any period of two consecutive years, there is a change in the composition of the Board of Directors of the Company such that 50% of the non-employee Board members have not been slated by the Board for re-election; (iii) a consolidation or merger occurs and the Company is not the surviving company or the Company sells all or substantially all of its assets; or (iv) the Company is liquidated or dissolved. The term "constructive termination" is generally defined by the Agreements to mean any unfavorable change in the executive's or employee's position, duties, compensation or benefits and "cause" is generally defined as willful conduct of an executive or employee demonstrably injurious to the Company or employing subsidiary. The Agreements also contain provisions for the payment of legal expenses incurred by the executives as a result of any termination of employment after a change in control.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Compensation Committee" or "Committee") acts on behalf of the Board of Directors and is composed of three independent, non-employee Directors. It is responsible for establishing compensation policies for the Company's executive officers, reviewing the recommendations of the Chairman and the President and Chief Executive Officer, evaluating compensation awards of comparative companies, and determining the compensation and other remuneration afforded the Executive Officers of the Company. Three officers are defined as "Executive Officers": Leslie J. Jezuit, President, Chief Executive Officer and Chief Operating Officer; Daniel P. Gorey, Vice President, Chief Financial Officer and Treasurer; and, Joan R. Riley, Vice President, General Counsel, Secretary and Director of Investor Relations. Executive compensation determinations of the Committee are reviewed and subject to approval by the entire Board. Action regarding awards under the 1993 Long-Term Stock Ownership Incentive Plan (the "Plan") is made solely by the Compensation Committee in compliance with Rule 16b-3 of the Securities Exchange Act.

COMPENSATION PRINCIPLES AND POLICIES OF THE COMPANY

    The Compensation Committee ensures that the Executive Officers of the Company are fairly compensated in accordance with the standards and policies of the Company. The Company philosophy, as implemented by the Committee, is intended to promote substantive growth of the Company and enhance stockholder value. In evaluating management's performance in implementing these objectives, the Compensation Committee considers the Company's financial performance during the past year, the Executives' performance during the same period, salaries and bonuses for executives of comparable businesses, as well as the attainment of strategic goals. Among those goals has been a 15% annual revenue and earnings growth commitment to shareholders, now exceeded for the third year in a row.

    By any measure, the Company's performance in fiscal 2000 was outstanding. Fourth quarter results were especially strong. Sales and earnings from continuing operations for the fiscal year showed net sales increasing 16% from $71,987,000 to $83,770,000, and earnings from continuing operations increasing 18% from $7,562,000 to $8,919,000. Earnings per diluted share from continuing operations have grown 20% from $.92 per share in fiscal 1999 to $1.10 for the past year. At year end, a healthy backlog of $10,600,000 will give strong impetus to sales and profits in fiscal 2001.

    The Compensation Committee also evaluates management's performance in dealing with competition and economic issues, as well as attaining the Company's near and long-term strategies and goals. Accordingly, the attainment by management and employees of strategic objectives and demonstrable financial results weigh heavily upon the Committee's evaluation process. During fiscal 2000, the Board and management cooperatively continued to implement the restated corporate goal of consolidating and expanding the Company's highway and transportation safety business. International sales, a special target for expansion, increased 56%. A recent acquisition, Nu-Metrics, Inc., which is a major entity in the intelligent transportation systems market, contributed $7,477,000 to sales and $2,570,000 to net operating profits.

    The Committee regularly engages the services of an independent compensation consultant to evaluate compensation levels and to advise it regarding competitive influences as well as the practices of peer entities regarding compensation policies.

    The Company's compensation program includes base salary and the consideration of annual cash bonus and stock option awards. All three components are material and interrelated in determining the total compensation of executives. This program provides incentives compatible with near and long-term management goals of the Company and its competitiveness in the marketplace, while recognizing individual performance. Cash bonuses and stock options are also intended to provide additional compensation to Executive Officers in recognition of their individual achievements. As a group, the Chairman and the Executive Officers own approximately 335,342 shares of Company Common Stock, or an average of about 83,835 common shares per individual. Executive stock ownership is important to the Company and aligns key management with stockholders' interests.

    The Compensation Committee will consider special achievements for recognition. In fiscal 2000, management's achievements also included the favorable resolution of litigation and the sale of vacant property in Huntsville, Alabama for $460,000.

BASE SALARY AND ANNUAL BONUS

    The annual review and adjustments, as appropriate, of each officer's base salary takes into account the officer's personal performance as well as substantive assessments of the officer's responsibilities. Each of the affected Executives has assumed new and additional responsibilities during the fiscal year: Mr. Jezuit became Chief Executive Officer in addition to his roles as President and Chief Operating Officer, Mr. Gorey assumed responsibility for corporate human relations and administrative functions, and Ms. Riley was appointed a Vice President in addition to her roles as General Counsel, Director of Investor Relations and Secretary of the Company. Fair, just and competitive compensation motivates executives to assume these additional duties and responsibilities, as well as invest the extra time and effort to respond favorably to their added burdens.

    The financial success for fiscal 2000 is in large part attributable to management's skill and dedication. The introduction of new products and new business opportunities supports the Committee's recommendations and Board approval of reasonable cost-of-living adjustments to executive salaries and bonuses.

    The Committee has recommended a material policy change respecting base salary, a policy adopted by the Board, limiting increases to approximately 5% per annum, an amount paralleling cost-of-living increases. Bonuses will reflect rewards for individual performance and other contributions to compensation evaluations, as discussed above.

    Mr. Philip E. Rollhaus, Jr., founder, Chairman of the Board and former Chief Executive Officer who has directed the management team through essentially all 31 years of the Company's existence, retired from his management role effective September 30, 1999. He continues to serve as Chairman of the Board and as an employee at a substantially reduced salary. Mr. Jezuit, the Company President and Chief Operating Officer, became Chief Executive

Officer on October 1, 1999. Mr. Jezuit's salary was increased from $330,000 in fiscal 2000 to $353,000 in fiscal 2001 and he received a cash bonus of $277,000 for fiscal year 2000.

STOCK OPTIONS

    The Company utilizes stock options which are granted pursuant to the Plan. Stock options universally are accepted as an incentive to increase the Company's value. Options generally vest over a three-year period and are exercisable over a specified period of time following the date of grant, which is typically five years. Option recipients must be employed by the Company at the time of vesting and at the time the options are exercised. The Company cannot attract and retain highly talented and qualified management employees without granting stock options. For the last three fiscal years, the Company has granted options to employees to purchase an annual average of 220,000 shares at the current market price on the date of grant. In fiscal 2000, the Committee granted Mr. Jezuit employee stock option awards to purchase 80,000 shares of the Company's Common Stock at the then-current market value of the stock. These awards were discretionary to insure his strong interest in promoting the enhancement of the stock's value--important to employees and stockholders alike.

STOCK BASED RETIREMENT PLAN

    The Company maintains a stock-based retirement plan (the "Retirement Plan"), which is a component of the Plan and was approved by the stockholders in 1993 to provide its executives with a competitive retirement program.

    Under the Retirement Plan, which is in lieu of any supplemental executive retirement program, the Compensation Committee makes annual awards of restricted Company stock to selected key executives. The share awards, together with a cash award intended to cover the concomitant income tax burden, are calculated under accepted actuarial principles as the number required to provide a targeted competitive retirement benefit. The targeted benefit, however, will be achieved at retirement only if the value of the Company's stock grows at a sustained compounded level established by the Board. Furthermore, in order to receive each year's award, the executive must remain in the employ of the Company through the end of the fiscal year in which it is awarded (except in the case of the Officer's death, disability or termination of employment other than for cause during that year), and he or she must have retained all restricted shares previously awarded under the Retirement Plan. The Compensation Committee believes that the Retirement Plan mutually benefits the Company, its stockholders and its most senior executives.

OTHER COMPENSATION

    The Company has an Incentive Savings Plan (the "Plan") which offers all employees (subject to certain eligibility requirements), including the named Executive Officers, tax advantages pursuant to Section 401(k) of the Internal Revenue Code. On January 1, 2000, the Company increased its matching contribution to the Plan from $.60 to $.70 on each dollar of the first 7% of compensation contributed by the participant, subject to legal maximums imposed by the Internal Revenue Code. Contributions are made by participants by means of a payroll deduction program. The total aggregate amount of the Company's matching contribution for the named Executive Officers is included in the Summary Compensation Table on page 5.

    The Company maintains an Exec-U-Care Medical Reimbursement Plan which provides additional health and life insurance protection for certain Officers of the Company and its subsidiaries, in addition to the group health and life insurance policies provided to all employees. The participants in the Exec-U-Care Plan include Messrs. Rollhaus, Jezuit, Gorey and

Ms. Riley. The total aggregate cost to the Company during fiscal year 2000 under the Plan for those Executive Officers was less than $22,000.

LIMITATION ON DEDUCTIBILITY OF COMPENSATION

    In 1993, the tax laws were amended by the addition of Section 162(m) of the Internal Revenue Code. Effective for fiscal years beginning after 1993, that Section limits the deductibility of compensation paid by a publicly-held company to its chief executive officer and to the four other officers who are most highly compensated. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. No Executive Officer was affected by this limitation in fiscal 2000.

                                          COMPENSATION COMMITTEE
                                          William G. Fowler, Chairman
                                          Lawrence C. McQuade
                                          Robert D. van Roijen, Jr.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Audit and Compensation Committees are William G. Fowler, who serves as Chairman of each Committee, Lawrence C. McQuade and Robert D. van Roijen, Jr. There are no Committee interlocks as defined by the SEC rules.

COMMON STOCK PERFORMANCE GRAPH

    The following graph compares the five year cumulative total return of the Company's Common Stock with the Russell 2000 Index and the Nasdaq Non-Financial Index, assuming the investment of $100 on June 30, 1995 and the reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG QUIXOTE CORPORATION, THE RUSSELL 2000 INDEX AND
                       THE NASDAQ NON-FINANCIAL INDEX AND

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        QUIXOTE CORPORATION  RUSSELL 2000  NASDAQ NON-FINANCIAL
Jun-95               100.00        100.00                100.00
Jun-96                55.62        121.12                126.96
Jun-97                67.94        155.33                149.16
Jun-98               106.65        186.21                194.68
Jun-99               108.33        175.57                288.28
Jun-00               135.94        170.60                445.30

*  $100 INVESTED ON 6/30/95 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS
   FISCAL YEAR ENDING JUNE 30.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    See "Employment Agreements and Termination Benefits" and the "Summary Compensation Table" for a description of certain transactions and business relationships involving management of the Company.

                           APPROVAL OF THE AMENDMENT
                           OF THE QUIXOTE CORPORATION
                 1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN

    The Board of Directors has adopted, subject to approval of the stockholders, an amendment to the 1993 Long-Term Stock Ownership Incentive Plan (the "Long-Term Plan"). The amendment increases the aggregate number of shares available for grant under the Long-Term Plan from 1,545,000 shares to 1,895,000 shares, an increase of 350,000 shares, in order to assure that an adequate number of shares is available for grant during the remainder of the term of the Long-Term Plan. There are currently less than 100 shares available for option grants under the Long-Term Plan. The Long-Term Plan expires June 30, 2003, except that options may not be granted after August 19, 2001. No other amendment is being made to the Long-Term Plan.

    The purpose of the Long-Term Plan is to advance the growth and prosperity of the Company and its subsidiaries by providing officers and key employees with additional incentives. The Company's Board of Directors as well as the Compensation Committee believe that the Company's future success and profitability will depend to a great extent on its ability to continue to attract, retain and motivate highly qualified individuals and that an effective compensation policy for these individuals includes not only a competitive annual salary, but also long-term incentives linked to stockholder return and Company performance. The Company believes an important role is played by stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have greater personal financial investment and stock ownership in the Company.

    Because the granting of Options (as defined below) and other Awards (as defined below) under the provisions of the amended Long-Term Plan will continue to be entirely in the discretion of the Compensation Committee, it is not possible to designate the employees to whom Awards will be granted under the amended Long-Term Plan or the number of shares to be covered by such Awards. It is expected that the aggregate number of persons eligible to participate under the Long-Term Plan will not exceed 50. Grants of Awards under the Long-Term Plan made during the year ended June 30, 2000 are shown in the table on page 6.

    The following is a summary of the principal provisions of the Long-Term Plan. Capitalized terms used in this summary which are not defined herein have the meanings ascribed to them in the Long-Term Plan. A copy of the Long-Term Plan will be available at the forthcoming Annual Meeting of Stockholders or in advance of the meeting to any stockholder to whom this Proxy Statement is furnished upon written or oral request directed to: Joan R. Riley, Secretary, Quixote Corporation, One East Wacker Drive, Chicago, Illinois 60601; telephone number (312) 467-6755.

GENERAL INFORMATION

    The Long-Term Plan provides for the granting of stock options and retirement awards (payable in cash and stock) (collectively, the "Awards"). Such Awards, which will expire not more than 10 years after their respective Grant Dates, may be granted alone or in conjunction with one or more other Awards.

    Options may be granted to any employee (including officers) of the Company or of any of its subsidiaries. Retirement Awards (as defined below) may be granted only to key executives who have completed ten (10) years of continuous service for the Company or its subsidiaries although the Compensation Committee may, in its discretion, waive the ten (10) year service requirement under appropriate circumstances.

SCOPE OF THE LONG-TERM PLAN

    The Long-Term Plan provides that an aggregate of 1,545,000 shares of the Company's Common Stock are available and reserved for delivery on account of Awards and the exercise of Awards, with 1,195,00 shares of Common Stock available and reserved for delivery on account of options and 350,000 shares of Common Stock available and reserved for delivery on account of Retirement Stock Awards (as defined below). If any Award expires or terminates without having been exercised or distributed in full or is forfeited, the shares of Common Stock associated with such expired or terminated Award shall become available for other Awards. The amendment adds 350,000 shares of the Company's Common Stock to the Long-Term Plan, with all of those shares of Common Stock reserved and available for delivery on account of options.

    Common Stock issued under the Long-Term Plan may be either newly issued shares, shares purchased on the open market, treasury shares or any combination thereof. In addition, certain benefits under the Long-Term Plan may be payable in cash.

PLAN ADMINISTRATION

    Except for certain duties and responsibilities expressly reserved by the Board or delegated to another committee pursuant to the terms of the Long-Term Plan, the Long-Term Plan will be administered by a committee of the Board composed of not less than three directors who are not employees of the Company (the "Committee"). The Committee under the Long-Term Plan is the Compensation Committee, whose members are identified on page 12.

    Among other things, the Committee has exclusive discretion (subject to the provisions of the Long-Term Plan): to select the persons to whom, and the times when, Awards are to be granted, as well as the type, size and terms of such Awards; within certain limits, to modify the terms of any Award which has been granted; to interpret the Long-Term Plan and prescribe rules and regulations thereunder; to accelerate the exercisability of, and to waive the restrictions and conditions applicable to, Awards; and, subject to certain restrictions, to extend the time during which Awards may be exercised, but not beyond 10 years after the Grant Date of an Award. Options cannot be repriced without stockholder approval. The determinations of the Committee are conclusive and final. No Committee member is liable for any action or determination made in good faith.

AWARDS UNDER THE LONG-TERM PLAN

    STOCK OPTIONS. The Long-Term Plan provides both for incentive stock options ("ISOs") specifically tailored to the provisions of the Internal Revenue Code of 1986 (the "Code") and for options not qualifying as ISOs ("Non-Qualified Options"), each of which may (but need not) be granted in conjunction with other Awards.

    Pursuant to the Long-Term Plan, the Committee shall determine the exercise price to be paid by an optionee (the "Option Price") for each share issued in connection with an ISO or a Non-Qualified Option (collectively referred to as "Options"). The Option Price cannot be less than 100% of the Current Market Value of the Common Stock on the Grant Date. Payment of the Option Price may be made in cash or through the exchange of Common Stock held by the optionee for at least six months. The Committee may allow a grantee to use a Company loan to fund the amounts needed for the Option Price.

    The fair market value of ISOs granted under the Long-Term Plan and exercisable for the first time by a grantee during a particular calendar year shall not exceed, in the aggregate, $100,000. Such fair market value shall be determined as of the date on which the ISOs are granted. Non-Qualified Options are not subject to this restriction.

    If an optionee ceases to be employed by the Company or any subsidiary for any reason other than his death, total disability or retirement, the optionee may, at the discretion of the Committee, be granted the right to exercise any Option at any time within thirty (30) days after such termination, to the extent the right to exercise such option has accrued, such Option has not previously been exercised and such Option has not expired; PROVIDED, HOWEVER, that if the optionee's employment is terminated by the Company or any subsidiary for cause, fraud, breach of fiduciary duty, or other dishonesty, the optionee's rights to exercise any option shall expire on the last day of his employment. If an optionee retires and such optionee has been in the employ of the Company or a subsidiary continuously from the date such Option was granted until retirement, the optionee may, within the three (3) month period after such retirement, exercise such Option to the extent that such three month period is included in the remainder of the applicable Option's term. If an optionee dies or becomes totally disabled while employed by the Company or a subsidiary and previously has not fully exercised his or her Options, his or her Options may be exercised to the extent that those Options had not previously been exercised, at any time within one year after his death or disability (absent earlier expiration of the Option) by the optionee or his legally appointed guardian, in the case of disability, or in the case of an optionee's death, by the executors or administrators of his or her estate or the person who acquires the Option directly from the optionee by bequest or inheritance.

    RETIREMENT AWARDS. Under the Long-Term Plan, the Committee may make awards of Company Common Stock ("Retirement Stock Awards") and cash sufficient to pay the federal, state and other taxes arising from such awards ("Retirement Cash Awards") to provide a retirement benefit for senior executives of the Company and its Subsidiaries. The Retirement Stock Awards and Retirement Cash Awards are collectively referred to as "Retirement Awards".

    Each Retirement Award is made pursuant to a written agreement between the Company and the executive which provides for the award of a set aggregate amount of Retirement Stock to be issued in at least five equal annual installments, together with a Retirement Cash Award in an amount to be calculated annually in accordance with a formula determined by the Committee and set forth in the agreement. Dividends are paid only on Retirement Stock which has been issued and delivered to an executive. In order to receive an annual issuance of a Retirement Award, the executive must be employed by the Company or its Subsidiaries on the last day of the Company's fiscal year in which such stock is issued except in case of death, disability or termination of employment other than for cause. The executive may not sell or transfer any Retirement Stock he receives while he is employed by the Company or its Subsidiaries. The transfer restrictions lapse on the earlier of the date (i) when the executive's employment is terminated or (ii) when the executive reaches his normal retirement age, regardless of whether he actually retires at that time.

AMENDMENT AND TERMINATION

    The Long-Term Plan terminates on the tenth anniversary of its effective date, but Options may not be granted under the Long-Term Plan after August 19, 2001. The Board of Directors may from time to time, insofar as permitted by law, suspend, revise or amend the Long-Term Plan in any respect whatsoever except that, without the approval of the stockholders, no such revision or amendment shall: (1) change the number of shares subject to the Long-Term Plan;
(2) change the designation of the class of employees eligible to receive Awards;
(3) decrease the price at which Options may be granted; (4) remove the administration of the Long-Term

Plan from the Committee; (5) render any Committee member eligible to receive an Award under the Long-Term Plan while serving on the Committee; (6) extend the period during which Awards may be granted; or (7) amend the Long-Term Plan in any manner that will cause the Options issued under it to fail to qualify as ISOs. The Board of Directors is specifically directed to revise, modify or amend the Long-Term Plan, without the approval of the stockholders, as may be necessary to satisfy the requirements of the Internal Revenue Code, as amended, to assure that the Options granted thereunder may be treated as ISOs. Termination of the Long-Term Plan will not affect any Awards then outstanding.

OTHER TERMS AND CONDITIONS

    Awards granted under the Long-Term Plan will be evidenced by written agreements consistent with the Long-Term Plan in such form as the Committee may prescribe. Neither the Long-Term Plan nor such agreements confer any right to continued employment upon any grantee.

    Awards (other than shares of Retirement Stock) are generally non-transferable other than by will or the laws of descent and may be exercised, during a grantee's lifetime, only by the grantee. Restrictions with respect to Retirement Stock are described above.

    Adjustments in the amount of Awards issuable under the Long-Term Plan and in any Awards outstanding may be made in order to preserve the benefits or potential benefits intended to be made available to participants, in the event of merger, consolidation, reorganization, the sale of all or substantially all of the assets of the Company, recapitalization, reclassification, stock splits, stock dividends or similar events.

    The holder of an Award will have no rights as a stockholder with respect to any shares of Common Stock covered by such Award until the date the Common Stock relating to such Award is issued and delivered to such holder.

VOTING INFORMATION FOR THE PROPOSAL

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Long-Term Plan.

RECOMMENDATION

    The Board believes that adoption of the amendment of the Long-Term Plan is advisable to increase the share authorization for its stock-based plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE LONG-TERM PLAN.

                   FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS
                        GRANTED UNDER THE LONG-TERM PLAN

    The following discussion is intended as a brief summary of the federal income tax treatment of the Options granted under the Long-Term Plan, under the laws and regulations in effect as of the date of this proxy statement. The summary is not intended to be exhaustive, does not constitute tax advice and does not describe state, local or foreign tax consequences.

    The granting of a Non-Qualified Option authorized under the Plan will not be a taxable event. Non-Qualified Options include options which do not qualify as ISOs. When a Non-Qualified Option is exercised, the optionee generally will be taxed on an amount of compensation income equal to the excess of the market value of the option shares at the time of exercise over the amount paid for such shares. However, under certain circumstances, the income of an optionee who exercises a Non-Qualified Option and who is subject to
Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") may be measured on the basis of the market value of the Option shares as of the date the sale of the option shares at a profit is no longer subject to suit under
Section 16(b) of the 1934 Act, unless the optionee makes an election under
Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within thirty (30) days of the exercise of the Non-Qualified Option. Upon the sale or other disposition of Non-Qualified Option shares, the difference between the proceeds received and the sum of the option price plus the compensation income recognized as described above will be capital gain or loss. While compensation income is subject to federal income tax at a maximum rate of 39.6%, capital gains recognized by individuals are now taxed at various rates described below. Capital losses will be deductible against capital gains, if any, plus up to $3,000 of an individual's other income; individuals may carry forward any unused capital losses indefinitely.

    The Plan authorizes the granting of ISOs to key employees of the Company. ISOs are intended to qualify as "incentive stock options" as defined in Section 422 of the Code. Generally, the optionee recognizes no income on the grant or the exercise of an ISO. If the shares acquired by the exercise of an ISO are disposed more than two years from the Grant Date and more than one year from the date of exercise, the optionee will recognize a capital gain or loss measured by the difference between the sale proceeds and the option price. If the ISO shares are sold before the end of the above described holding periods, however, the optionee will recognize compensation income in an amount equal to the difference between the lesser of the market value of the shares on the date of exercise or the sale price of such shares and the Option Price, with the balance of any remaining gain taxed as capital gain.

    In the year of exercise of an ISO, an individual optionee must increase his or her alternative minimum taxable income by an amount equal to the difference between the market price of the Company Common Stock subject to the ISO on the date of exercise and the option price for purposes of computing liability for the alternative minimum tax. A taxpayer's alternative minimum taxable income is subject to the alternative minimum tax, which can now be as high as 28% but is payable only to the extent it exceeds the taxpayer's regular income tax.

    Capital gains are taxed at different rates depending on whether they are considered "short-term capital gains", which arise from the sale of capital assets held for one year or less, or "long-term capital gains", which arise from the sale of capital assets held for more than one year. Short-term capital gains are generally taxed at the same rates applicable to ordinary income. The maximum tax rate applicable to long-term capital gains from the sale or exchange of capital assets, such as option shares acquired under the Plan, is 20%. However, individuals in the 15% income tax bracket (e.g., for the 2000 tax year, single filers with $26,250 or less of taxable income or married persons filing jointly with taxable income of $43,850 or less) will pay tax at a maximum rate of 10% on their long-term capital gains. The maximum rate on long-term capital gains will be reduced to 18% (8% for individuals in the 15% income tax bracket) for assets sold or exchanged after December 31, 2000, and held for more than five years; however, the 18% rate will only apply to the disposition of assets acquired after December 31, 2000, and for purposes of determining eligibility for this lower rate, the holding period of option shares will begin on the date that the option is granted. The lower tax rates described above will also apply for purposes of the alternative minimum tax.

    Optionees may, at the discretion of the Committee in the case of the Long-Term Plan, pay all or part of the exercise price for their Options by delivering Company Common Stock already owned by them. Based on a Revenue Ruling published by the Internal Revenue Service, if shares of Company Common Stock already owned by an optionee are used to pay the exercise price of a Non-Qualified Option, no gain or loss will be recognized with respect to the disposition of the previously owned shares. However, the tax basis of the shares delivered as payment will carry over to the shares received upon the exercise of the Option, share for share, to the extent the number of shares received equals the number of shares delivered as payment. The optionee will recognize ordinary income equal to the fair market value on the exchange date of the balance of shares received in the exchange (the number of shares received in excess of the number of shares delivered). The tax basis of these shares will be equal to the taxable income recognized by the optionee in the exchange.

    Under proposed Treasury Department Regulations, an optionee who exercises an ISO by surrendering previously acquired Company Common Stock generally will not recognize taxable gain or loss upon the exchange. The optionee's tax basis of the shares delivered as payment will carry over to the equivalent number of shares received and the tax basis in the remaining shares will be zero. All shares received will be subject to the holding period restrictions applicable to ISOs; upon the disposition of any such shares prior to the expiration of these holding periods, the shares with the lowest tax basis will be deemed to be disposed of first. If payment of the exercise price of an ISO is made with Company Common Stock acquired by an earlier exercise of an ISO that has not been held by the optionee for the applicable holding periods, the optionee will recognize ordinary income to the same extent as if the surrendered stock had been sold in a premature disposition of shares subject to an ISO, but will realize no capital gain or loss in the exchange. However, the stock acquired by this exercise of an ISO will qualify for favorable tax treatment.

    The Company will be entitled to claim a tax deduction for the amount of compensation income recognized by an optionee upon the exercise of a Non-Qualified Option. No such deduction will be available to the Company as the result of the exercise of an ISO unless the ISO shares are sold or disposed before the relevant holding periods expire, in which case the Company would be allowed a tax deduction equal to the compensation income recognized by the optionee.

    The Long-Term Plan is neither qualified under Section 401 of the Code nor subject to any provisions of the Employee Retirement Income Security Act of 1974.

                              APPROVAL OF AUDITORS

    The Directors have recommended that the stockholders approve PricewaterhouseCoopers LLP, a certified public accounting firm, as independent auditors for the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented at the meeting and entitled to vote is necessary to approve PricewaterhouseCoopers LLP as the Company's auditors.

    The Board of Directors recommends a vote approving PricewaterhouseCoopers LLP as the Company's auditors.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The chart below sets forth, as of September 19, 2000 information to the best of the Company's knowledge with respect to the persons who beneficially owned in excess of five percent of the Company's Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director and named Executive Officer; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and Executive Officers of the Company, as a group.

                                                                 AMOUNT       APPROXIMATE
                                                              BENEFICIALLY   PERCENTAGE(%)
                  NAME OF BENEFICIAL OWNER                      OWNED(1)      OF CLASS(1)
------------------------------------------------------------  ------------   -------------
FMR Corp. (2)...............................................   1,188,400          16.2
Investment Counselors of Maryland (3).......................     504,500           6.9
Wisconsin State Investment Board (4)........................     456,100           6.2
J. L. Kaplan Associates (5).................................     428,600           5.8
Dimensional Fund Advisors (6)...............................     415,800           5.7
STI Capital Management (7)..................................     373,300           5.1
Philip E. Rollhaus, Jr. (8).................................     380,714           5.0
James H. DeVries (8)........................................     209,835           2.8
Leslie J. Jezuit............................................     205,406           2.7
William G. Fowler (9).......................................     163,846           2.2
Daniel P. Gorey.............................................      90,109           1.2
Lawrence C. McQuade.........................................      68,834             *
Joan R. Riley...............................................      64,321             *
Robert D. van Roijen, Jr....................................      63,734             *
Directors and Executive Officers as a group (8 persons
  including those individuals named above) (8)(9)...........   1,246,799          15.5

------------------------

*   Less than one percent (1%).

(1) The shares reported in the above table include shares of Common Stock which can be acquired within 60 days of September 19, 2000, through the exercise of options ("Option Shares") as follows: Mr. Rollhaus - 191,167 shares;
    Mr. Jezuit - 128,713 shares; Mr. Gorey - 44,334 shares; Ms. Riley - 41,000 shares; Mr. DeVries - 72,834 shares; Mr. Fowler - 72,834 shares;
    Mr. McQuade - 62,834 shares; Mr. van Roijen - 47,834 shares; and Directors and Executive Officers as a group - 661,550 shares. Each individual's Option Shares are also included in the number of shares of the Company issued and outstanding for purposes of calculating the percentage ownership of each individual in accordance with the rules and regulations of the Exchange Act. Certain of these persons also have options not exercisable within 60 days of September 19, 2000, by which they can acquire the following additional shares of Common Stock: Mr. Rollhaus - 33,666 shares; Mr. Jezuit - 102,332 shares; Mr. Gorey - 58,666 shares; Ms. Riley - 36,000 shares; Mr. DeVries - 33,666 shares; Mr. Fowler - 33,666 shares; Mr. McQuade - 33,666 shares;
    Mr. van Roijen - 33,666 shares; and Directors and Executive Officers as a group - 365,328 shares. These shares are not included in the above table or in the percentage ownership calculations.

(2) Based upon information set forth in a Schedule 13F for the period ending June 30, 2000. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the listed shares as a result of acting as investment adviser to various investment companies. The listed shares are owned primarily by one investment company, Fidelity Low-Priced Stock Fund (the "Fund"). The address for FMR Corp. and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) Based upon information set forth in a Schedule 13F filing for the period ending June 30, 2000. The address for Investment Counselors of Maryland is 803 Cathedral Street, Baltimore, Maryland 21201.

(4) Based on information set forth in a Schedule 13F filing for the period ending June 30, 2000. The address for the Wisconsin State Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(5) Based upon information set forth in a Schedule 13F filing for the period ending June 30, 2000. The address for J. L. Kaplan Associates is 222 Berkeley Street, Suite 2010, Boston, Massachusetts 02116.

(6) Based upon information set forth in a Schedule 13F for the period ending June 30, 2000. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles (the "Portfolio"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the listed shares. All listed shares are owned by the Portfolio and Dimensional disclaims beneficial ownership of all such shares. The address for Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.

(7) Based upon information set forth in a schedule 13F for the period ending June 30, 2000. The address for STI Capital Management is 200 South Orange Avenue, Orlando, Florida 32801-3495.

(8) Messrs. Rollhaus and DeVries may be deemed to be the beneficial owner of 3,000 and 5,492 shares of Common Stock, respectively, owned by their family members. These shares are not included in the above table. Messrs. Rollhaus and DeVries disclaim beneficial ownership of these shares.

(9) Mr. Fowler has a beneficial interest in 890 shares of Common Stock held by his retirement plan. These shares are not included in the above table.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING TO BE HELD IN 2001

    Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the Annual Meeting to be held in 2001 must be received by the Company on or before May 31, 2001, to be considered for inclusion in the Company's proxy statement relative to that meeting. The persons named in the Board's proxy for the 2001 Annual Meeting will be entitled to exercise the discretionary voting authority conferred by such proxy on any shareholder proposal which is not included in the Company's Proxy Statement if the shareholder making such proposal does not give the Company notice before May 31, 2001. Such proposals should be in writing and sent to Ms. Joan R. Riley, Secretary--Quixote Corporation, One East Wacker Drive, Chicago, IL 60601.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2000, the Company believes that all Section 16(a) filing requirements applicable to the Company's Officers and Directors and ten percent shareholders were complied with by such persons except that Robert D. van Roijen, Jr. failed to file on a timely basis a report relating to a purchase of 1,000 shares of the Company's Common Stock.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

    The Company will be pleased to make its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, available without charge to interested parties. Written requests for the report should be directed to Ms. Joan R. Riley, Secretary--Quixote Corporation, One East Wacker Drive, Chicago, IL 60601.

                                                                  SKU#0524-PS-00

                                                                     Appendix A

                              QUIXOTE CORPORATION
                1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
                           As Amended August 16, 2000

         THE PLAN. Quixote Corporation, a Delaware corporation (the "Company"), hereby amends and restates the substantive provisions of the Quixote Corporation 1991 Incentive Stock Option Plan (the "1991 Plan"), to establish the Quixote Corporation 1993 Long-Term Stock Ownership Incentive Plan as set forth herein and as may from time to time be amended (the "Plan"), in order to add provisions which will provide the Company with the ability to provide its senior executives with stock-based retirement benefits linked to increases in the value of the Company's Stock. The Plan is effective as of June 30, 1993 subject to the approval by a majority of the stockholders at the first annual meeting of stockholders held after the Effective Date. Until such time as stockholder approval of the Plan is obtained, the 1991 Plan will continue to exist and operate independently of the Plan. Options granted and outstanding under the 1991 Plan following stockholder approval of the Plan shall be governed by the provisions of the Plan. Nothing in this Plan is intended to, or shall be deemed to, modify, amend or alter any of the rights and benefits of holders of options granted under the 1991 Plan or provide any additional benefits to such holders.

1.       PURPOSE

         The purposes of the Plan are to encourage selected employees of the Company and its Subsidiaries who are capable of having an impact on the performance of the Company to acquire a long-term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company and its Subsidiaries to attract and retain qualified individuals upon whom the sustained progress, growth, and profitability of the Company depend. It is further intended that options issued pursuant to this Plan shall constitute "incentive stock options" within the meaning of Sec. 422A of the Internal Revenue Code (such options are referred to herein as "Incentive Stock Options"). In the event that stock options granted pursuant to this Plan do not satisfy the requirements specified under Internal Revenue Code Sec. 422A, such options shall be "nonqualified stock options."

2.       DEFINITIONS

         As used in the Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) "Affiliate" is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

(b) "Award" means options, Retirement Stock Awards or Retirement Cash Awards granted under the Plan.

(c)      "Award Agreement" has the meaning specified in Section 4(b)(v).

(d)      "Board" means the Board of Directors of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended. References to a particular section of the Code shall include references to successor provisions.

(f)      "Committee" means the committee of the Board appointed pursuant to
Section 4.

(g)      "Company" has the meaning set forth in the introductory paragraph.

(h) "Current Market Price" of the Stock means at any date the last reported sales price determined in the regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices determined in the regular way, in either case on the principal national securities exchange on which the Stock is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board.

(i) "Disability" means, as relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

(j) "Effective Date" means June 30, 1993; provided that the Plan and any Retirement Awards granted prior to the 1993 annual meeting of the Company's stockholders are subject to approval of the Plan by the stockholders at such annual meeting.

(k) "Grant Date" means the date on which the Committee grants the Award or such later date as specified in advance by the Committee; provided however, that references to the Grant Date of an option under this Plan shall, with respect to options granted under the 1991 Plan prior to stockholder approval of the Plan, refer to the date of grant of such option under the 1991 Plan.

(l)      "Grantee" means an individual who has been granted an Award.

(m) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

(n) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(o) "Option Price" means the per share purchase price of Stock subject to an option.

(p)      "Plan" has the meaning set forth in the introductory paragraph.

(q) "Retirement" means a termination of employment with the Company and its Subsidiaries any time after attaining age 60.

(r)      "SEC" means the Securities and Exchange Commission.

(s) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

(t)      "Stock" means the common stock of the Company, $0.01-2/3 par value.

(u) "Subsidiary" means (i) with respect to Incentive Stock Options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and (ii) for all other purposes any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

(v) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.   SCOPE OF THE PLAN

(a) An aggregate of One Million Eight Hundred and Ninety-Five Thousand (1,895,000) shares of Stock are hereby made available and reserved for delivery on account of Awards and the exercise of Awards, with One Million Five Hundred and Forty-Five Thousand (1,545,000) shares of Stock being made available and reserved for delivery on account of options and Three Hundred Fifty Thousand (350,000) shares of stock being made available and reserved for delivery on account of Retirement Stock Awards. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 18 of the Plan.

         Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board or the Committee.

         (b) To the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an option), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of Stock ownership (other than voting rights or dividends that are also forfeited), the shares of Stock (including Retirement Stock) associated with such Award shall become available for other Awards.

(c)      For purposes of this Section 3,

(i) The aggregate number of shares covered by a Retirement Award Agreement shall be counted on the Grant Date of such Award (without respect to the timing of the Company's obligation to issue and deliver such shares) against the aggregate number of shares of Stock available for granting Retirement Stock Awards under the Plan; and

(ii) the shares of Stock underlying outstanding options (without respect to any vesting schedule) shall be counted while the Award is outstanding against the aggregate number of shares of Stock available for granting Awards under the Plan; and

(iii) in the event of a stock-for-stock exercise of an option, the gross number of shares of Stock subject to the option exercised, not the net number of shares actually issued upon exercise shall be counted against the aggregate number of shares of Stock available for granting Awards under the Plan.

         4.       ADMINISTRATION

                  (a) Subject to Section 4(b), the Plan shall be administered by a committee ("Committee") which shall consist of not less than three persons who are Directors of the Company and who are not employees of the Company. Membership on the Committee shall be subject to such other limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder. Unless the Board adopts a resolution naming other individuals to serve on the Committee, the Committee shall consist of all Directors of the Company who are not employees of the Company. The Board may from time to time remove members from, or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Committee shall be eligible to receive any grant of any Awards under this Plan.

                  (b) The Committee, unless otherwise determined by the Board, shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

                           (i)      to grant Awards;

                           (ii)     to determine (A) when Awards may be granted,
and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

                           (iii)    to interpret the Plan and to make all
determinations necessary or advisable for the administration of the Plan;

                           (iv)     to prescribe, amend, and rescind rules and
regulations relating to the Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the termination of employment of a Grantee;

                           (v)      to determine the terms and provisions and
any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option or Retirement Award, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee where required by contract law, to modify any such Award Agreement at any time;

                           (vi)     to impose, incidental to an Award,
conditions with respect to competitive employment or other activities, to the extent such conditions do not conflict with the Plan;

                           (vii)    to accelerate the exercisability of, and to
accelerate or waive any or all of the restrictions and conditions applicable to any Award or any group of Awards;

                           (viii)   subject to Section 6(c), to extend the time
during which any Award or group of Awards may be exercised;

                           (ix)     to make such adjustments or modifications to
Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan which are not in conflict with the Plan; and

                           (x)      to impose such additional conditions,
restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

         The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

                  (c) The Board may, in its discretion, reserve to itself or delegate to another committee of the Board, any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not
Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more Directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board or such other committee.

         5.       ELIGIBILITY

         Awards may be granted to any key employee (including any officer) of the Company or any of its Subsidiaries; provided, however, that Retirement Awards may be granted only to executive officers of the Company or its Subsidiaries who have completed 10 years of continuous service for the Company or its Subsidiaries; provided further that the Committee may, under appropriate circumstances and in its discretion, waive the requirement of ten years continuous service for a particular executive officer. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

         6.       TERMS AND CONDITIONS OF OPTION GRANTS

         Stock options granted by the Committee pursuant to the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (a) Each option shall state the number of shares to which it pertains.

                  (b) The Option Price of any option shall not be less than 100% of the Current Market Price of the Stock on the business day immediately preceding the Grant Date.

                  (c) Any option granted under this Plan may be considered a Incentive Stock Option to the extent that it:

                           (i)      shall only be granted to individuals who are
employed by the Company or any of its Subsidiaries on the Grant Date;

                           (ii)     shall not be granted to a 10% Owner unless
the Option Price is at least 110% of the Current Market Price of the Stock subject to such option on the Grant Date and shall be exercisable for a period of not more than five (5) years from the Grant Date;

                           (iii)    except as provided in (ii) above, shall be
exercisable for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                           (iv)     shall not have an aggregate fair market
value (determined for each Incentive Stock Option at its Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof determined in accordance with the provisions of Section 422 of the Code), which exceeds $100,000; and

                           (v)      shall require the Grantee to notify the
Company of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

         Subject to the foregoing, the Committee shall have full authority and discretion in fixing the Option Price and the terms and conditions of the option Awards and shall be fully protected in doing so.

                  (d) All options shall be granted on or before August 19, 2001.

                  (e) Options shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his/her option after the Grantee's death.

                  (f) Subject to Section 4(b)(vii) and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

                           (i)      United States dollars in cash or by check;

                           (ii)     Stock held by the Grantee for at least 6
months prior to exercise of the option, valued at its Current Market Price on the date of written notice of optionee's election to exercise the option; or

                           (iii)    with the approval of the Committee, shares
of Retirement Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at the Current Market Price of a share of Stock on the date of exercise.

                  (g) Except as expressly provided in this Plan or the Award Agreement, no option may be exercised prior to twelve months from its Grant Date. Subject to the right of cumulation provided in the next sentence of this Section 6(g), each option shall be exercisable to the extent provided for in the Award Agreement as determined by the Committee in its discretion. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, prior to the expiration of the term described in the Award Agreement, provided that no option may be exercised more than ten years from its Grant Date. Notwithstanding the preceding sentence, in the event that the optionee is a 10% Owner (determined on the Grant Date) of the Company, no option intended to qualify as an Incentive Stock Option may be exercised more than five years from the date it is granted. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein.

                  (h) In the event that an optionee shall cease to be employed by the Company for any reason other than his death, Disability, or Retirement, subject to the condition that no option shall be exercisable after the expiration of ten years from its Grant Date (five years for an option which is intended to qualify as an Incentive Stock Option that is granted to a 10% Owner on the Grant Date), such optionee may, at the discretion of the Committee, be granted the right to exercise the option at any time within thirty (30) days after such termination of employment to the extent his right to exercise such option had not expired pursuant to Section 6(g) of this Plan, had vested and had not previously been exercised; provided, however, that if the employment of the optionee is terminated by the Company or any of its Subsidiaries for cause, fraud, breach of fiduciary duty, or other dishonesty, the optionee's rights to exercise the option otherwise provided herein shall expire on the last day of his employment. Whether authorized leave of absence or absence for military or governmental service, or any other reason, shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

                  (i) (i) In the event an optionee terminates his employment with the Company or any Subsidiary because of a Disability, the Disabled optionee or a lawfully appointed custodian thereof may exercise an option granted pursuant to this Plan for a period of twelve months from the date of termination of employment to the extent his right to exercise such option had not expired pursuant to Section 6(g) of this Plan and had not previously been exercised at the date of such termination.

                           (ii)     If the employment of an optionee with the
Company or any Subsidiary is terminated by reason of the optionee's Retirement and the optionee has been in the employ of either the Company or a Subsidiary continuously from the date such option was granted until such Retirement (except for leaves of absence approved in writing by the President of the Company or the President of the Subsidiary for which the optionee works), the entire unexercised portion of such option may be exercised by the optionee at any time or times in whole or in part during the three-month period after such retirement to the extent that such three-month period is included in the remainder of such option's term.

                  (j) If the optionee shall die while in the employ of the Company or any Subsidiary and shall not have fully exercised the option, the unexercised portion of an option may be exercised at any time within one year after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, subject to the condition that no option shall be exercisable after the expiration of ten years from its Grant Date (five years for an optionee under an Incentive Stock Option who is a 10% Owner on the Grant Date).

                  No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         7.       TERMS AND CONDITIONS OF RETIREMENT AWARDS

         Grants of Stock and cash Awards intended to fund retirement benefits for senior executives (the "Retirement Stock Awards" and "Retirement Cash Awards" (each more fully described below), respectively, and collectively the "Retirement Awards") pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve (each a "Retirement Award Agreement"), which agreements shall comply with and be subject to the following terms and conditions:

                  (a) The Committee may grant Retirement Awards to any individual eligible under Section 5 to receive such Retirement Awards.

                  (b) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of Retirement Stock. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. If any such cash consideration is required, payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 11.

                  (c) Each Retirement Award Agreement shall state the number of shares of Stock and the amount of cash to which it pertains.

                  (d) The Retirement Award Agreement shall provide for an aggregate Award of Retirement Stock which the Company will agree to issue and deliver to the Grantee. Such Retirement Stock Award will be issued and delivered to the Grantee in equal annual installments commencing with the Grant Date and continuing over a period of years to be determined by the Committee and set forth in the Retirement Award Agreement, subject to the requirement that the Grantee be employed by the Company or any Subsidiary on the last day of the fiscal year in which Retirement Stock is issued and delivered; provided however, the Retirement Award Agreement may include a provision which excepts from this requirement the Grantee's death, disability or other involuntary termination of employment (excluding for cause) which occurs during the same fiscal year. Unless otherwise provided in the Agreement, the Retirement Award Agreement will have an initial term of five (5) years. In its discretion, the Committee may provide that the term of a Retirement Award Agreement be automatically extended for additional one-year periods until the Company gives the Grantee notice of its intention not to extend the Agreement at the end of its then-current term.

                  (e) The Grantee may not sell, transfer, pledge, hypothecate, or otherwise transfer any shares of Retirement Stock he or she receives under the Plan during any period in which he or she is employed by the Company or any Subsidiary; provided, however, that following the earlier of (i) termination of the employment of the Grantee with the Company or any Subsidiary or (ii) the Grantee's attainment of normal retirement age (whether or not Grantee actually retires), all such restrictions with respect to Retirement Stock which has been issued and delivered to such Grantee prior to such time shall terminate. Notwithstanding the above, no Grantee may sell, transfer, pledge, hypothecate any shares of Retirement Stock he or she receives during the six months immediately following the later of Grant Date or the date the Plan is approved by the Company's stockholders unless the Grantee dies before the expiration of the six month period. Each share of Retirement Stock subject to such restrictions shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Retirement Award Agreement. When all applicable restrictions have ended, the Company shall cause certificates for such shares to be issued or reissued without such legend.

                  (f) In connection with any Retirement Stock Award, the Committee may grant cash bonus awards ("Retirement Cash Awards") to Grantees solely in order to, and in an amount it determines will, cover the federal and state income tax liability, and any other tax liability, to the Grantee, created by, or arising in connection with, the receipt of the Retirement Award by the Grantee. The Retirement Award Agreement shall provide that Retirement Cash Awards will be calculated annually at the time of the issuance of an annual installment of Retirement Stock to which the Retirement Cash Award relates by using the same maximum marginal federal and state income tax percentage which was used in the prior year and the Current Market Price of the Retirement

Stock being issued in such year on the date of such issuance (unless the Committee approves an adjustment to that formula).

                  (g) The Retirement Award shall be issued and delivered to the Grantee in accordance with the terms set forth in the Retirement Award Agreement; provided, however, that the Company shall have no obligation to issue or deliver any Retirement Award under a Retirement Award Agreement to any Grantee following (i) the termination of his employment with the Company or its Subsidiaries or (ii) any breach of the Grantee's obligations under the Retirement Award Agreement.

                  (h) Any other provision of the Plan or the Retirement Award Agreement to the contrary notwithstanding, the Committee may at any time remove or limit any restrictions, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or government regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforseen, or extraordinary events, so warrant.

                  (i) Notwithstanding the fact that the Company delivers notice of its intention not to extend the term of a Retirement Award Agreement at the end of its then current term (if such Agreement provides for such a notice), the Company shall remain obligated to issue and deliver all scheduled annual Retirement Awards in accordance with the Retirement Award Agreement.

         8.       NOTIFICATION UNDER CODE SECTION 83(b)

         The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described in this Section 8. If the Committee has not prohibited such Grantee from making such election, and the Grantee, in connection with the exercise of any option or the grant of Retirement Stock, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

         9.       MANDATORY WITHHOLDING OF TAXES

                  (a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or any other event occurs which subjects the Grantee to income taxes with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery of the Award (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

                  (b) If any disqualifying disposition described in Section 6(c)(v) is made with respect to shares of Stock acquired by exercising an Incentive Stock Option granted pursuant to the Plan or any election described in Section 8 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

         10.      LOANS

         With the approval of the Committee, the Grantee may borrow from the Company all or any portion of the funds needed to pay the Option Price or to pay for Retirement Stock on such terms and conditions as the Committee deems appropriate, provided that (i) the interest rate for any such loan by the Company shall not be less than the "applicable federal rate" (as defined by Code
Section 1274(d)(1)(A)) in effect on the date of such loan or any other rate as necessary to avoid the imputation of interest under the Code or other applicable law, (ii) proceeds of the loan are used solely to pay either the exercise price of an option or to pay for Retirement Stock granted pursuant to this Plan, and
(iii) the Grantee executes a promissory note and such other documents as the Committee deems appropriate to evidence the Grantee's indebtedness to the Company, and pledges the Stock received in exchange for such borrowed funds as Collateral for such loan.

         11.      SECURITIES LAW MATTERS

                  (a) If the Committee deems it necessary to comply with the Securities Act of 1933, Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

                  (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

                  (c) With respect to Section 16 Grantees, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         12.      FUNDING; RESERVES

         Cash benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, cash benefits under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Subsidiary. The Board shall cause the Company to reserve shares of Stock from its authorized but unissued shares for the purpose of making available shares of Stock to fund the Awards.

         13.      NO EMPLOYMENT RIGHTS

         Neither the establishment of the Plan, nor the granting of any Award nor the execution of an Award Agreement shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or an Award Agreement, or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans. Further, the Company or Subsidiary may at any time dismiss a Grantee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         14.      RIGHTS AS A STOCKHOLDER

         A Grantee shall not, by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable in the future upon exercise of such Award, or otherwise as provided in an Award Agreement, until Stock has been actually issued and delivered to the Grantee. Shares of Retirement Stock issued and delivered to a Grantee in accordance with the Retirement Award Agreement shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or the specific Retirement Award Agreement.

         15.      NATURE OF PAYMENTS

         Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

         16.      NON-UNIFORM DETERMINATIONS

         Determinations made by the Committee or the Board under the Plan do not need to be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements, as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment under Section 13 of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

         17.      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

                  (a) Subject to any required action by the Stockholders, the Committee shall make such adjustment, as it shall deem equitable, to any or all of:

                           (i)      the aggregate numbers of shares of Stock
available under Sections 3(a) and 3(b);

                           (ii)     the number of shares of Stock subject to an
option or shares of Retirement Stock covered by an Award;

                           (iii)    the Option Price;

                           (iv)     the Retirement Cash Award;

                           (v)      any other terms or provisions of any
outstanding grants of options or Retirement Awards:

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company, or, if deemed appropriate, the Committee may make provisions for a cash payment to the holder of an outstanding Award; provided, however, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option or Award Agreement shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option or Award Agreement would have been entitled; and provided further, upon a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or a change in control of the Company, as defined in subsection (b) below, each optionee shall have the right to exercise his option in whole or in part notwithstanding the provisions of Section 6(g) above: (i) immediately prior to such dissolution or liquidation or merger or consolidation in which the Company is not the surviving corporation, and thereafter; or (ii) after such change of control. However, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that the authority to make such adjustments would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and the number of shares subject to any Award denominated in shares of Stock shall always be a whole number.

                  (b) "Change of control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any person (as that term is defined in Section 13(d) and Section 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent, or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute all members of the Board who are not employed by the Company (the "Outside Directors") shall cease for any reason to constitute at least a majority of the Outside Directors, unless the election of each Outside Director, who was not an Outside Director at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or, (iii) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or, (iv) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

                  (c) In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

                  (d)      Except as hereinbefore expressly provided in this
Section 18, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any change of control, dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue of the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Awards.

         The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

         18.      AMENDMENT OF THE PLAN

         Upon recommendation of the Committee, the Board of Directors of the Company may insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options or Award Agreements, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall: change the number of shares subject to the Plan; change the designation of the class of employees eligible to receive Awards; decrease the price at which Options may be granted; remove the administration of the Plan from the Committee other than as expressly provided by the Plan; extend the period during which Awards may be granted; or render any member of the Committee eligible to receive an Awards under the Plan while serving thereon. Furthermore, the Plan may not without the approval of the stockholders be amended in any manner that will cause Options issued under it to fail to qualify as Incentive Stock Options.

         Except as provided in this Section 19, the Board shall, from time to time, revise, modify, or amend the Plan, in part or in total, without approval of the stockholders, as may be necessary to satisfy the requirements of the Code and any amendments or revisions thereof, such that certain stock options which are granted under the Plan may qualify as Incentive Stock Options, and to satisfy all other applicable laws and regulations.

         19.      TERMINATION OF THE PLAN

         The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

         20.      OTHER COMPENSATION PLANS

         Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         21.      NO ILLEGAL TRANSACTIONS

         The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

         22.      CONTROLLING LAW

         The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to the Plan.

         23.      TAX LITIGATION

         The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Grantees and to conduct any such contest or any litigation arising therefrom to a final decision.

         24.      SEVERABILITY

         If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         25.      INDEMNIFICATION

         Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification provision shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

         26.      RELIANCE ON REPORTS

         Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, the Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if done in good faith.

         27.      EXPENSES

         The Company shall bear all expenses of administering the Plan.

         28.      TITLES AND HEADINGS

         The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         29.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Stock pursuant to any Awards will be used for general corporate purposes.

Date Plan was adopted by Board of Directors:  June 30, 1993

Date Plan was approved by Stockholders:   November 16, 1993

Date Plan was amended by Board of Directors:  June 25, 1997

Date Plan was amended by Board of Directors:  August 28, 1997

Date amended Plan was approved by Stockholders: November 19, 1997

Date Plan was amended by Board of Directors: August 21, 1998

Date amended Plan was approved by stockholders:  November 18, 1998

Date Plan was amended by Board of Directors:  September 10, 1999

Date amended Plan was approved by stockholders: November 23, 1999.

Date Plan was amended by Board of Directors:  August 16, 2000

Date amended Plan was approved by stockholders:


-----------------                                                 ----------------
VOTE BY TELEPHONE                                                 VOTE BY INTERNET
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
It's fast, convenient, and immediate!                             It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                              confirmed and posted.
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1.  READ THE ACCOMPANYING PROXY                                   1.  READ THE ACCOMPANYING PROXY
    STATEMENT/PROSPECTUS AND PROXY CARD.                              STATEMENT/PROSPECTUS AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER                                     2.  GO TO THE WEBSITE
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3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER                      3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                       LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

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----------------------------------------------                    ----------------------------------------------------

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-----  PLEASE MARK
  X    VOTES AS IN
-----  THIS EXAMPLE.




1. Election of Directors                                                                                  FOR   AGAINST  ABSTAIN
   NOMINEES: (01) James H. DeVries and (02) Lawrence C. McQuade      2. Approving the amendment of the   /  /     /  /     /  /
                  FOR         WITHHELD                                  1993 Long-Term Stock Ownership
                  /  /         /  /                                     Incentive Plan.

                                                                                                          FOR   AGAINST  ABSTAIN
/  /  ______________________________________                         3. Approving the selection of       /  /     /  /    /  /
      For both nominees except as noted above                           PricewaterhouseCoopers LLP as
                                                                        independent auditors of the
                                                                        Company.

                                                                     4. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

                                                                        MARK HERE FOR                  MARK HERE IF YOU
                                                                       ADDRESS CHANGE    /  /           PLAN TO ATTEND    /  /
                                                                       AND NOTE AT LEFT                  THE MEETING

                                                                      Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A
                                                                      corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

Signature: ___________________________ Date: __________       Signature: __________________________________  Date: __________

                                    PROXY

                              QUIXOTE CORPORATION


                        ANNUAL MEETING OF STOCKHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) Philip E. Rollhaus, Jr. and Joan R. Riley as proxies with full power of substitution and hereby directs them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Quixote Corporation to be held in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, Wednesday, November 15, 2000, at 10:00 a.m. Central Standard Time, and at any adjournments thereof, as indicated on the proposals set forth on the reverse side of this Proxy.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. Discretionary authority is conferred by the Proxy to vote on all matters, other than those specified on the reverse side, which may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


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  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
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